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                                 EXHIBIT 10.86

                AGREEMENT FOR PURCHASE AND SALE OF PROPERTY FOR

                             AMERICREDIT BUILDING
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                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
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     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is
made and entered into as of the 11th day of June, 2001, by and between ADEVCO CONTACT CENTERS JACKSONVILLE, L.L.C., a Georgia limited liability company ("Seller") and WELLS CAPITAL, INC., a Georgia corporation ("Purchaser").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.   Purchase and Sale of Property. Subject to and in accordance with the
          -----------------------------
terms and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

          (a) all that tract or parcel of land (the "Land") located in Clay County, Florida, containing approximately 12.33 acres, having an address of
                                               -----
     2310 Village Square Parkway, Orange Park, Florida 32043, and being more particularly described on Exhibit "A" hereto; and
                               -----------

          (b) all rights, privileges, and easements appurtenant to the Land, including all water rights, mineral rights, reversions, or other appurtenances to said Land, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

          (c) all buildings, structures, and improvements situated on the Land, including, without limitation, that certain two (2) story office building containing approximately 85,000 square feet of leasable space, the parking areas containing approximately 680 parking spaces and other amenities located on the Land, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, electrical and other fixtures located on the Land (all of which are herein collectively referred to as the "Improvements"); and

          (d) all personal property now owned by Seller and located on or to be located on or in, or used in connection with, the Land and Improvements ("Personal Property"); and

          (e) all of Seller's right, title, and interest, as landlord or lessor, in and to that certain lease agreement (the "Lease")with Americredit Financial Services Corporation (the "Tenant"), dated November 20, 2000, and guaranteed by Americredit Corp., a Texas corporation (the "Guarantor");

          (f) all of Seller's right, title, and interest in and to the plans and specifications with respect to the Improvements and any guarantees, trademarks, rights of copyright, warranties, or other rights related to the ownership of or use and operation of the Land, Personal Property, or Improvements, all governmental licenses and permits, and all intangibles associated with the Land, Personal Property, and Improvements, including the name of the Improvements and the logo therefor, if any; and

          (g) all of Seller's right, title and interest in and to the contracts, if any, described on Exhibit "B" hereto (the "Contracts"), to the extent
                          ----------
     the same survive Closing or require performance after Closing.

     2.   Earnest Money. Within two (2) business days after the full execution
          -------------
of this Agreement, Purchaser shall deliver to Stewart Title Guaranty Company ("Escrow Agent"), whose offices are at 5901-B Peachtree Dunwoody Road, Suite 200, Atlanta, Georgia 30328, Purchaser's check, payable to Escrow Agent, in the amount of $150,000.00 (the "Earnest Money"), which Earnest Money shall be held and disbursed by Escrow Agent in accordance with this Agreement. The Earnest Money shall be paid by Escrow Agent to Seller at Closing (as
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hereinafter defined) and shall be applied as a credit to the Purchase Price (as hereinafter defined), or shall otherwise be paid to Seller or refunded to Purchaser in accordance with the terms of this Agreement. All interest and other income from time to time earned on the Earnest Money shall belong to Purchaser and shall be disbursed to Purchaser at any time or from time to time as Purchaser shall direct Escrow Agent. In no event shall any such interest or other income be deemed a part of the Earnest Money.

     3.  Purchase Price. Subject to adjustment and credits as otherwise
         --------------
specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be TWELVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($12,500,000.00). The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) by cashier's check or by wire transfer of immediately available federal funds, less the amount of Earnest Money and subject to prorations, adjustments and credits as otherwise specified in this Agreement.

     4.  Purchaser's Inspection and Review Rights. Subject to the rights of the
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Tenant, Purchaser and its agents, engineers, or representatives, with Seller's reasonable, good faith cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time. Purchaser hereby agrees to hold Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege, and Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege. At all reasonable times prior to the Closing (as hereinafter defined), Seller shall make available to Purchaser, or Purchaser's agents and representatives, for review and copying, all books, records, and files in Seller's possession relating to the ownership and operation of the Property, including, without limitation, title matters, surveys, tenant files, service and maintenance agreements, and other contracts, books, records, operating statements, and other information relating to the Property. Seller further agrees to in good faith assist and cooperate with Purchaser in coming to a thorough understanding of the books, records, and files relating to the Property. Seller further agrees to provide to Purchaser prior to the date which is five (5) days after the effective date of this Agreement, to the extent the same are in the possession of or under the control of Seller, the most current boundary and "as-built" surveys of the Land and Improvements and any title insurance policies, appraisals, building inspection reports, environmental reports, certificates of occupancy, building permits, zoning letters and instruments reflecting the approval of any association governing the Property relating thereto. At no cost or liability to Seller, Seller shall cooperate with Purchaser, its counsel, accountants, agents, and representatives, provide them with access to Seller's books and records with respect to the ownership, management, maintenance, and operation of the Property for the applicable period, and permit them to copy the same. At no cost to Purchaser, Seller shall use commercially reasonable efforts to cause the authors of appraisal, environmental and building inspection reports to issue reliance letters addressed to Purchaser and Purchaser's lender, if any, in form and substance reasonably acceptable to Purchaser, at least 15 days prior to the expiration of the Inspection Period.

     5.  Special Condition to Closing. Purchaser shall have forty-five (45) days
         ----------------------------
from the effective date of this Agreement (the "Inspection Period") to make investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof in order to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate. In the event Purchaser so elects to terminate this Agreement, Seller shall be entitled to receive and retain the sum of Twenty-Five Dollars ($25.00) of the Earnest Money, and the balance of the Earnest Money shall be promptly refunded by Escrow Agent to Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of $25.00 is good and adequate consideration for the termination rights granted to Purchaser hereunder. In the event Purchaser does not give timely notice of its election to terminate this Agreement and Seller performs all of its obligations hereunder, the Earnest Money shall not be refundable to Purchaser except as a credit against the Purchase Price at Closing.

     6.  General Conditions Precedent to Purchaser's Obligations Regarding the
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Closing. In addition to the conditions to Purchaser's obligations set forth in
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Paragraph 5 above, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from Purchaser to
Seller:

         (a) Seller shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Seller set forth in this Agreement, as of the date of Closing (as hereinafter defined).

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          (b) All representations and warranties of Seller as set forth in this
     Agreement shall be true and correct in all material respects as of the date of Closing.

          (c) There shall have been no adverse change to the title to the Property which has not been cured and the Title Company (as hereinafter defined) shall have issued the Title Commitment (as hereinafter defined) on the Land and Improvements without exceptions other than as described in paragraph 7 and the Title Company shall be prepared to issue to Purchaser upon the Closing a fee simple owner's title insurance policy on the Land and Improvements pursuant to such Title Commitment.

          (d) Purchaser shall have received the Tenant Estoppel Certificate referred to in Paragraph 9(c) hereof, duly executed by the Tenant (as hereinafter defined) at least five (5) days prior to the end of the Inspection Period.

          (e) Purchaser shall have received an appraisal confirming that the value of the Property is equal to or greater than the Purchase Price.

          (g) Seller shall have caused the Architect to execute and deliver to Purchaser, its certificate setting forth the number of rentable square feet in the building and stating that the Improvements have been substantially completed in accordance with the Plans and Specifications and comply with all applicable zoning laws, ordinances and regulations.

          (h) Seller shall have delivered to Purchaser the certificate of the applicable governing authority stating the zoning classification of the Property and that the Improvements constructed on the Property are in compliance with all applicable zoning laws, rules and regulations.

          (i) Tenant shall be in possession of its premises under the Lease, and rent shall have Commenced under the Lease.

     7.   Title and Survey. Seller covenants and agrees that Seller shall, on or
          ----------------
     before ten (10) days after the Effective Date of this Agreement, cause Stewart Title Guaranty Company, or such other such title insurance company acceptable to Purchaser (herein referred to as the "Title Company"), to deliver to Purchaser its commitment (herein referred to as the "Title Commitment") to issue to Purchaser, upon the recording of the Deed conveying title to the Property from Seller to Purchaser, the payment of the Purchase Price, and the payment to the Title Company of the policy premium therefor, an owner's policy of title insurance, in the amount of the Purchase Price, insuring good and marketable fee simple record title to the Property to be in Purchaser subject only to the Permitted Exceptions (as hereinafter defined), with affirmative coverage over any mechanic's, materialman's and subcontractor's liens and with full extended coverage over all general exceptions, and containing the following endorsements to the extent the same are available in the State of florida: zoning, survey, contiguity and access. Such Title Commitment shall not contain any exception for rights of parties in possession other than an exception for the right of the Tenant (as hereinafter defined) under the Lease. If the Title Commitment shall contain an exception for the state of facts which would be disclosed by a survey of the Property or an "area and boundaries" exception, the Title Commitment shall provide that such exception will be deleted upon the presentation of an ALTA/ASCM survey acceptable to Title Company, in which case the Title Commitment shall be amended to contain an exception only for the matters shown on the as-built survey which Seller shall obtain at its sole cost and expense for the benefit of Purchaser. Said survey shall include a certification that the Property is zoned in a classification which will permit the operating of the Property as an office building and any conditions to the granting of such zoning have been satisfied. Seller shall also cause to be delivered to Purchaser together with such Title Commitment, legible copies of all documents and instruments referred to therein. Purchaser, upon receipt of the Title Commitment and the copies of the documents and instruments referred to therein, shall then have twenty (20) days during which to examine the same, after which Purchaser shall notify Seller in writing (the "Objection Notice") of any defects or objections affecting the marketability of the title to the Property. In the event the Objection Notice is not timely delivered to Seller, then except for matters arising subsequent to the effective date of the Title Commitment and monetary liens arising by, through or under Seller, Purchaser shall be deemed to have waived all other title objections and such matters which are not objected to in the Objection Notice shall be deemed a "Permitted Exception." Within five (5) days after Seller's receipt of the Objection Notice, Seller shall deliver to Purchaser a written notice

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     (the "Response Notice") indicating whether Purchaser elects to cure the objections identified in the Objection Notice, except that in all events Seller shall be required to cure monetary liens arising by, through or under Seller. In the event Seller elects in the Response Notice not to cure any of Purchaser's objections in the Objection Notice, Purchaser may elect to terminate this Agreement and receive the Earnest Money by delivery within three (3) days after Purchaser's receipt of the Response Notice, of a written notice of termination (the "Election Notice"). In the event Purchaser fails to timely elect to terminate this Agreement through the delivery of an Election Notice, Purchaser shall be deemed to elect not to terminate this Agreement pursuant to this Paragraph 7, provided that in all events, Seller shall cure monetary liens arising by, through or under Seller. "Permitted Exceptions" shall mean any title matters which are deemed to be Permitted Exceptions to the terms hereof and shall include:
     (i) acts of Purchaser, and those claiming by, through and under Purchaser,
     (ii) general and special taxes and assessments not yet due and payable,
     (iii) rights of Tenant under the Lease, and (iii) zoning, building and other governmental and quasi-governmental laws, codes and regulations.

     8.   Representations and Warranties of Seller. Seller hereby makes the
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following representations and warranties to Purchaser, each of which shall be deemed material:

          (a) Lease. Attached hereto as Exhibit "C" is a true and accurate copy
              -----                     -----------
     of the Lease, which is the only lease in effect relating to the Property, together with all modifications and amendments to the Lease. Seller is the "landlord" under the Lease and owns unencumbered legal and beneficial title to the Lease and the rents and other income thereunder, subject only to the collateral assignment of the Lease and the rents thereunder in favor of the holder of an existing mortgage or deed of trust encumbering the Property, which mortgage or deed of trust shall be cancelled and satisfied by Seller at the Closing. The term of the Lease will commence on July 1, 2001, and will expire on June 30, 2011, subject to any rights provided in the Lease for Tenant to extend the term thereof. The Lease provides that the Tenant leases 100% of the rentable area of the Improvements.

          (b) Lease - Assignment. To the Seller's actual knowledge, the Tenant
              ------------------
     has not assigned its interest in the Lease or sublet any portion of the premises leased to the Tenant under the Lease.

          (c) Lease - Default. (i) Seller has not received any notice of
              ---------------
     termination or default under the Lease, (ii) there are no existing or uncured defaults by Seller or to Seller's actual knowledge by the Tenant under the Lease, (iii) to Seller's actual knowledge, there are no events which with the passage of time or notice, or both, would constitute a default by Seller or by the Tenant, and Seller has complied with each and every undertaking, covenant, and obligation of Seller under the Lease required through the date hereof, and (iv) Tenant has not asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to the Lease.

          (d) Lease - Rents and Special Consideration. Tenant: (i) has not
              ---------------------------------------
     prepaid rent for more than the current month under the Lease, (ii) has not received and is not entitled to receive any rent concession in connection with its tenancy under the Lease other than as described in the Lease,
     (iii) is not entitled to any special work (not yet performed), or consideration (not yet given) in connection with its tenancy under the Lease except for punch-list items and work not yet performed but to be performed by Seller on or prior to Closing, and (iv) does not have any deed, option, or other evidence of any right or interest in or to the Property, except for the Tenant's tenancy as evidenced by the express terms of the Lease.

          (e) Lease - Commissions. No rental, lease, or other commissions with
              -------------------
     respect to the Lease are payable to Seller, any partner of Seller, any party affiliated with or related to Seller or any partner of Seller or any third party whatsoever, except to Adevco Realty Group pursuant to that certain Brokerage Commission Agreement between Seller and Adevco Realty Group, LLC dated November 27, 2000, which commission shall be cashed out and paid and satisfied in full by Seller. All commissions payable under, relating to, or as a result of the Lease have been cashed-out and paid and satisfied in full by Seller or by Seller's predecessor in title to the Property [, except as set forth in that certain Commission Agreement between Adevco Corporation and Arledge/Power Real Estate Group, Inc. dated as of October 17, 2000.] BRACKETED LANGUAGE NOT YET AGREED UPON.

          (f) Lease - Acceptance of Premises. On or before Closing (i) Tenant
              ------------------------------
     will have accepted its leased premises located within the Property, including any and all work performed therein or thereon

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     pursuant to the Lease, (ii) Tenant will be in full and complete possession of its premises under the Lease, and (iii) Seller will not have received notice from the Tenant that the Tenant's premises are not in full compliance with the terms and provisions of Tenant's Lease or are not satisfactory for Tenant's purposes.

          (g) No Other Agreements. Other than the Lease, the Permitted
              -------------------
     Exceptions and those matters, if any, described on Schedule 8(g) hereto, there are no leases, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, to which Seller is a party and that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property.

          (h) No Litigation. There are no actions, suits, or proceedings
              -------------
     pending, or, to Seller's actual knowledge, threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property, nor does Seller know of any basis for such action. Seller has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

          (i) Condemnation. No condemnation or other taking by eminent domain of
              ------------
     the Property or any portion thereof has been instituted and, to Seller's actual knowledge, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property or any portion thereof or its use.

          (j) Proceedings Affecting Access. The Property is served by curb
              ----------------------------
     cuts for direct vehicular access to and from Village Square Parkway adjoining the Property. Said street is a public street. There are no pending or, to Seller's actual knowledge, threatened proceedings that could have the effect of impairing or restricting access between the Property and either of such adjacent public roads.

          (k) No Assessments. To Seller's actual knowledge, no assessments
              --------------
     have been made against the Property that are unpaid, whether or not they have become liens.

          (l) Condition of Improvements.  Seller is not aware of any
              -------------------------
     structural or other defects, in the Improvements. The heating, ventilating, air conditioning, electrical, plumbing, water, elevator(s), roofing, storm drainage and sanitary sewer systems at or servicing the Land and Improvements are, to Seller's actual knowledge, in good condition and working order and Seller is not aware of any defects or deficiencies, latent or otherwise, therein.

          (m) Certificates. There are presently, or there will be on or
              ------------
     before Closing, in effect permanent certificates of occupancy, licenses, and permits as may be required for the Property, and the use and occupation of the Property will be in compliance and conformity with the certificates of occupancy and all licenses and permits. There has been no notice or request of any municipal department, insurance company or board of fire underwriters (or organization exercising functions similar thereto), or mortgagee directed to Seller and requesting the performance of any work or alteration to the Property which has not been complied with.

          (n) Violations. To Seller's actual knowledge, there are no
              ----------
     violations of law, municipal or county ordinances, or other legal requirements with respect to the Property, and the Improvements thereon comply with all applicable legal requirements with respect to the use, occupancy, and construction thereof. The Property is zoned in a classification which permits the use thereof in the present manner. The Property is not located in a flood hazard area.

          (o) Utilities. All utilities necessary for the use of the Property
              ---------
     as an office building of the size and nature situated thereon and required to be furnished pursuant to the Lease, including water, sanitary sewer, storm sewer, electricity, and telephone, are installed and operational, and such utilities either enter the Property through adjoining public streets, or, if they pass through adjoining private land, do so in accordance with valid public easements or private easements which inure to the benefit of the Property.

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               (p) Tax Returns. All property tax returns required be filed by
                   -----------
     Seller relating to the Property under any law, ordinance, rule, regulation, order, or requirement of any governmental authority have been, or will be, as the case may be, truthfully, correctly, and timely filed.

               (q) Bankruptcy. Seller is "solvent as said term is defined by
                   ----------
     bankruptcy law" and has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

               (r) Pre-existing Right to Acquire. No person or entity has any
                   -----------------------------
     right or option to acquire the Property or any portion thereof which will have any force or effect after the execution of this Agreement, other than Purchaser.

               (s) Effect of Certification. To the best of Seller's knowledge,
                   -----------------------
     neither this Agreement nor the transactions contemplated herein will constitute a breach or violation of, or default under, or will be modified, restricted, or precluded by the Lease or the Permitted Exceptions.

               (t) Authorization. Seller is a duly organized and validly
                   -------------
     existing limited liability company under the laws of the State of Georgia and is qualified to do business in the State of Florida. This Agreement has been duly authorized and executed on behalf of Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, and all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

               (u) Seller Not a Foreign Person. Seller is not a "foreign person"
                   ---------------------------
     which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

               (v) Plans and Specifications. Attached hereto as Exhibit "D" is a
                   ------------------------                     -----------
     complete list (to date) of all Plans and Specifications relating to the Improvements, prepared by Smallwood, Reynolds, Stewart, Stewart & Associates, Inc. (the "Architect"), including all change orders and other documents varying or interpreting the architectural or other drawings. Seller shall use commercially reasonable efforts to complete the Improvements in accordance with the Plans and Specifications, and when fully equipped with all of the building equipment to be ready for use and in conformity in all material respects with all applicable laws, rules, regulations, ordinances and statutes and the Lease. Seller shall cause all amendments to the Plans and Specifications to be prepared in compliance in all material respects with (i) the requirements and standards set forth in the Lease, (ii) all applicable governmental requirements, and (iii) all private covenants, conditions and restrictions of record that encumber all or any part of the Land. Seller shall not amend the Plans and Specifications in any manner which would have a material adverse effect on the value of the Property or without the consent of the Tenant without the prior written consent of Purchaser, except as otherwise expressly permitted herein. Purchaser's approval of the Plans and Specifications shall not constitute, and shall not be deemed to constitute, an acknowledgment by Purchaser that the Plans and Specifications comply with the requirements of the immediately preceding sentence, nor shall Purchaser's approval of the Plans and Specifications in any way constitute a waiver of (or diminish Seller's obligation to satisfy fully) the requirements of the immediately preceding sentence.

               (w) Approvals. The requirements of all covenants, conditions and
                   ---------
     restrictions of record relating to the development or construction of the Improvements, including all covenants requiring consent from any third party, have been, or on the Closing Date will be, fully satisfied and complied with in all material respects.

               (x) Contracts. Exhibit "B" contains a complete list and
                   ---------  -----------
     description of all contracts and agreements known to Seller or to which Seller is a party relating to or affecting the Land or the development or construction of the Improvements thereon, including without limitation any contracts or

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     agreements with the Architect, general contractor, any construction manager, other professionals or specialists, or utility companies. All such contracts or agreements listed on said Exhibit "B" are in full force and
                                            -----------
     effect. To Seller's knowledge, neither party to any such contract is in default thereunder and no event has occurred which, with the mere passage of time or the delivery of notice or both, would constitute a default or breach thereunder. Except as otherwise herein expressly provided, Seller shall not enter into any service, management or maintenance contract, or amend, cancel or otherwise revise any such contract or agreement currently in effect, without the prior written consent of Purchaser, except that Seller shall have the right, without the consent of Purchaser, to enter into any such contracts which are either terminable by Seller (or, after the Closing Date, by Purchaser) upon not more than thirty (30) days notice, or which, by their terms, have been fully performed, complied with or terminated (and are of no further force or effect) on or as of the Closing Date.

          (y) Inducements. To Seller's knowledge, there are no donations of
              -----------
     monies or land or payments (other than general real estate taxes) for schools, parks, fire departments or any other public facilities or for any other reason which are or will be required to be made by an owner of the Improvements, and there are no obligations burdening the Improvements created by any so-called "recapture agreement" involving refund for sewer or water extension or other improvement to any sewer or water systems, oversizing utility, lighting or like expense or charge for work or services done upon or relating to the Improvements which will bind the Purchaser or the Improvements from and after the closing.

At Closing, Seller shall represent and warrant to Purchaser that all representations and warranties of Seller in this Agreement remain true and correct as of the date of the Closing, except for any changes in any such representations or warranties that occur and are disclosed by Seller to Purchaser expressly and in writing at any time and from time to time prior to Closing upon their occurrence, which disclosures shall thereafter be updated by Seller to the date of Closing. Each and all of the express warranties, covenants, and indemnifications made and given by Seller to Purchaser herein shall, subject to the limitations expressly provided herein, survive the execution and delivery of the Deed by Seller to Purchaser. If there is any change in any representations or warranties and Seller does not cure or correct such changes prior to Closing, then Purchaser may, at Purchaser's option, (i) close and consummate the transaction contemplated by this Agreement, except that after such closing and consummation Purchaser shall have the right to seek monetary damages from Seller for any such changes willfully caused by Seller or any such representations or warranties willfully breached by Seller, or (ii) terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be immediately returned by Escrow Agent to Purchaser, and thereafter the parties hereto shall have no further rights or obligations hereunder, except only (1) for such rights or obligations that, by the express terms hereof, survive any termination of this Agreement, and (2) that Purchaser shall have the right to seek monetary damages from Seller for any changes in such representations and warranties intentionally and willfully caused by Seller or any such representations and warranties intentionally and willfully breached by Seller and not within the actual knowledge of Purchaser at the time of Closing.

     ACKNOWLEDGING PURCHASER'S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES TO TAKE THE PROPERTY "AS IS" WITH ALL FAULTS AND CONDITIONS THEREON, SUBJECT, HOWEVER, TO THE REPRESENTATIONS AND WARRANTIES OF SELLER MADE IN THIS AGREEMENT. EXCEPT FOR ANY SPECIFIC REPRESENTATION OR WARRANTY MADE BY SELLER IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (C) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, OR (D) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY

     9.   Seller's Additional Covenants. Seller does hereby further covenant and
          -----------------------------
agree as follows:

               (a) Operation of Property.  Seller hereby covenants that, from
                   ---------------------
     the date of this Agreement up to and including the date of Closing, Seller shall: (i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) not modify, amend, or terminate the Lease or enter into any new lease, contract, or other agreement respecting the Property, (iii) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property, and (iv) cause the Property to be operated, maintained, and repaired in the same manner as the Property is currently being operated, maintained, and repaired.

               (b) Preservation of Lease. Seller shall, from and after the date
                   ---------------------
     of this Agreement to the date of Closing, use its good faith efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the landlord under the Lease, at Seller's expense, in the manner and within the time limits required thereunder, including, without limitation, those actions necessary to place Tenant in possession and commence the payment of rent. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Tenant under the Lease to perform all of its duties and obligations and otherwise comply with each and every one of its covenants and agreements under such Lease and shall take such actions as are reasonably necessary to enforce the terms and provisions of the Lease. Seller hereby agrees that from and after full execution of this Agreement, Seller shall not credit any portion of the security deposit, if any, against defaults or delinquencies of the Tenant under the Lease.

               (c) Tenant Estoppel Certificate.  At least five (5) days prior to
                   ---------------------------
     expiration of the Inspection Period, Seller shall obtain and deliver to Purchaser a fully completed estoppel certificate with respect to the Lease in substantially the form of Exhibit "E" (the "Tenant Estoppel
                                  -----------
     Certificate"), duly executed by the Tenant thereunder. The Tenant Estoppel Certificate shall be executed as of a date not more than thirty (30) days prior to Closing.

               (d) Insurance. From and after the date of this Agreement to the
                   ---------
     date and time of Closing, Seller shall, at its expense, cause to be maintained in full force and effect the insurance coverage described in Exhibit "F" or, alternatively, cause Tenant to maintain such insurance
     -----------
     coverage.

               (e) Permits, etc. At least five (5) days prior to Expiration of
                   -------------
     the Inspection Period, the Seller shall obtain and deliver to Purchaser copies of (i) all building permits and other necessary governmental licenses or approvals required in connection with the development and operation of the Improvements (to the extent such permits are issuable as of said date); (ii) true and correct copies of the most recent real estate tax bills and notices of assessed valuation pertaining to the Improvements;
     (iii) true and correct copies of all insurance policies and certificates of insurance in Seller's possession relating to the Improvements or delivered to Seller by Tenant.

               (f) CAD Disk. On or before the Closing Date, Seller shall deliver
                   --------
     to Purchaser as built drawings depicting the Improvements as constructed, such drawings to be delivered on a CAD disk.

               (g) Assignment of Contracts. With respect to the Contracts and
                   -----------------------
     warranties which are being assigned to Purchaser, there shall have been delivered to Purchaser, at or prior to the Closing, written instruments from the contracting parties whereby they consent to the assignment of the contract, warranties and guaranties, to the extent such consent is required by the terms of the instruments being assigned.

               (h) Covenant to Satisfy Conditions; Effect of Failure to Satisfy.
                   ------------------------------------------------------------
     Seller hereby agrees to use commercially reasonable efforts to cause each of the conditions precedent to the obligations of Purchaser to be fully satisfied, performed and discharged, on and as of the Closing Date.

               (i) Completion of Construction. Seller agrees that it shall, with
                   --------------------------
     diligence and continuity, cause the Improvements to be completed in accordance with the Plans and Specifications and the Lease.

               (j) Action with Respect to the Property. Seller shall not in any
                   -----------------------------------
     manner sell, convey, assign, transfer or encumber the Improvements or the Lease or any part thereof or interest therein (except to secure, refinance or extend any existing construction loan which shall be paid off on or before Closing), or otherwise dispose of the Improvements or the Lease, or any part thereof or interest therein, or alter or amend the zoning classification of the Improvements, or otherwise perform or permit any act or deed which shall materially diminish, encumber or affect Seller's rights in and to the Improvements or prevent it from performing fully its obligations hereunder, nor enter into any agreement to do so.

          (k)  Architects Certificate. Seller shall obtain and deliver to
               -----------------------
     Purchaser an Architects Certificate of Substantial Completion on or before Closing.

          (l)  Progress Reports.  Seller shall report to Purchaser in writing,
               ----------------
     from time to time, such information with respect to construction of the Improvements as Purchaser may reasonably request from time to time. Seller shall report to Purchaser in writing any construction defects or material deviations from the Plans and Specifications promptly upon Seller becoming aware of same, which notice shall describe the nature of such defect or deviation in reasonable detail.

          (m)  Default Notices.  Seller shall deliver or cause to be delivered
               ---------------
     to Purchaser, promptly upon receipt thereof by Seller, copies of any written notices of default, or, to the extent within the actual knowledge of Seller, the occurrence of any event which could result in a default, under any construction loan, mortgage, lease, contract or agreement now or at any time hereafter in effect with respect to the Improvements, and shall report to Purchaser, from time to time, the status of any alleged default thereunder. Seller shall advise Purchaser in writing, promptly upon obtaining actual knowledge of the occurrence of any event or circumstance which constitutes a breach of any of the representations or warranties or covenants of Seller herein contained, which notice shall describe the nature of such event or circumstance in reasonable detail. Seller agrees that it will use commercially reasonable efforts at all times to correct any such event or circumstance within Seller's reasonable control and, to the extent the same is within the reasonable control of Seller, to cause all representations and warranties of Seller herein contained to be true and correct on and as of the Closing Date, and to cause Seller to be in compliance with its covenants and obligations hereunder. Seller shall advise Purchaser promptly in writing of the receipt, by Seller or any of its affiliates, of notice of: (i) the institution or threatened institution of any judicial, quasi-judicial or administrative inquiry or proceeding with respect to the Improvements; (ii) any notice of violation issued by any governmental or quasi-governmental authority with respect to the Improvements, (iii) any proposed special assessments, or (iv) any defects or inadequacies in the Improvements or any part thereof issued by any insurance company or fire rating bureau.

          (n)  Warranties.  With respect to any warranties or guaranties
               ----------
     relating to the Improvements which are assigned, or required to be assigned, to Purchaser, and which, by their terms or otherwise expire, terminate or lapse at any time prior to the date which is one year following the Substantial Completion Date (as defined in the Lease) (the "Warranty Date"), Seller hereby assumes and agrees to pay, perform and discharge all of the liabilities and obligations of the various contractors, suppliers and others providing warranties or guarantees as above provided for the period from the date of expiration thereof to and including the Warranty Date, it being the intention of the parties hereto that such guarantees or warranties which have expired, terminated or lapsed prior to the Warranty Date shall be extended by the provisions of this Subsection and shall be the liability and obligation of Seller during such extended period.

          (o)  Punch List Work. The parties acknowledge that certain portions of
               ---------------
     the building and the building equipment constituting a part of the Improvements may not have been finally completed on the Closing Date. Accordingly, Seller and Purchaser shall determine in good faith on or before the expiration of the Inspection Period, the amount (the "Punch List Amount"), which amount shall be 150% of the amount necessary to (i) satisfactorily complete any items of construction, or to provide any items of building equipment, required by the Plans and Specifications which, while substantially complete, have not been finally completed or provided on the Closing Date; (ii) satisfactorily complete any landscaping required by the Plans and Specifications which cannot then be completed on account of weather or the season; and (iii) correct any material defects in the design or construction of the Improvements or the materials incorporated therein (all of the foregoing being collectively called the "Punch List Work"). If the Punch List Amount exceeds One Hundred Thousand Dollars ($100,000), the Closing may, at the option of Purchaser, be deferred until such time as a sufficient amount of work shall have been performed with respect to the Punch List Work so that the Punch List Amount shall be reduced to an amount within the limit prescribed. As expeditiously and prudently as possible after the Closing Date, Seller shall complete, or cause to be completed, all of the Punch List Work. Seller's covenant to complete the Punch List Work shall survive the Closing and any release of construction holdbacks by Tenant under the Lease.

          (q) As-Built Survey. Not less than five (5) days prior to the
              ---------------
     expiration of the Inspection Period, Seller shall deliver to Purchaser a new, "as built" survey of the Land and the Building (the "As-built Survey") dated not more than thirty (30) days prior to the Closing certified to Purchaser, Purchaser's lender, if any, and to the Title Company showing the boundaries and the legal description of the Land, which survey shall be made in compliance with the "Minimum Standard Detail Requirements for Land Title Surveys" established by the ALTA/ACSM for Urban Land title surveys, including all items on Table A thereof, except items 5, 12 and 14, and currently in effect. The As-built Survey shall disclose no encroachments or improvements from or upon adjoining properties, shall show the availability of all utility services at the perimeter of the Land, and shall otherwise be in form and content sufficient to enable the Title Company to issue its standard form of survey modification endorsement modifying the general exception for matters of survey. The costs of each survey delivered by Seller pursuant hereto shall be borne entirely by Seller.

     10.  Closing.  Provided that all of the conditions set forth in this
          -------
Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may expressly waive in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held at 2:00 p.m., local time, on the first business day which is at least fifteen (15) days after the last day of the Inspection Period, at the offices of Title Company, or at such earlier time as shall be designated by Purchaser in a written notice to Seller not less than two (2) business days prior to Closing.

     11.  Seller's Closing Documents.  For and in consideration of, and as a
          --------------------------
condition precedent to, Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

          (a) Limited or Special Warranty Deed. A Limited or Special Warranty
              --------------------------------
     Deed (the "Deed") conveying to Purchaser marketable fee simple title to the Land and Improvements, together with all rights, easements, and appurtenances thereto, subject only to the Permitted Exceptions. The legal description set forth in the Warranty Deed shall be as set forth on Exhibit
                                                                         -------
     "A". In the event Purchaser shall obtain a new or updated survey of the
     ---
     Land and Improvements and the legal description set forth in Purchaser's survey shall differ from the legal description set forth on Exhibit "A",
                                                                 -----------
     the Deed shall convey title by the legal description based upon such survey;

          (b) Bill of Sale. A Bill of Sale conveying to Purchaser marketable
              ------------
     title to the Personal Property in the form and substance of Exhibit "G";
                                                                 -----------

          (c) Blanket Transfer. A Blanket Transfer and Assignment in the form
              ----------------
     and substance of Exhibit "H";
                      ----------

          (d) Assignment and Assumption of Lease. An Assignment and Assumption
              ----------------------------------
     of Lease in the form and substance of Exhibit "I", assigning to Purchaser
                                           -----------
     all of Seller's right, title, and interest in and to the Lease and the rents thereunder;

          (e) Seller's Affidavit. A customary seller's affidavit in the form
              ------------------
     required by the Title Company;

          (f) FIRPTA Certificate. A FIRPTA Certificate in such form as Purchaser
              ------------------
     shall reasonably approve;

          (g) Certificates of Occupancy. The original Certificates of occupancy
              -------------------------
     for all space within the Improvements;

          (h) Marked Title Commitment. The Title Commitment, marked to change
              -----------------------
     the effective date thereof through the date and time of recording the Warranty Deed from Seller to Purchaser, to reflect that Purchaser is vested with the fee simple title to the Land and the Improvements, and to reflect that all requirements for the issuance of the final title policy pursuant to such Title Commitment have been satisfied;

          (i) Keys and Records. All of the keys to any doors or locks on the
              ----------------
     Property and the original tenant files and other books and records relating to the Property in Seller's possession;

          (j) Tenant Notice. Notice from Seller to the Tenant of the sale of the
              -------------
     Property to Purchaser in such form as Purchaser shall reasonably approve;

          (k) Settlement Statement. A settlement statement setting forth the
              --------------------
     amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

          (l) Association/Governing Board Estoppels. An estoppel signed by an
              -------------------------------------
     authorized representative of any association, governing board, or other entity governing the Property, including without limitation, evidence of compliance with the terms and conditions of the Development Order, addressed to Purchaser in form and substance reasonably satisfactory to Purchaser.

          (m) Other Documents. Such other documents as shall be reasonably
              ---------------
     required by Purchaser's counsel.

     12.  Purchaser's Closing Documents. Purchaser shall obtain or execute and
          -----------------------------
deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the Closing:

          (a) Blanket Transfer. The Blanket Transfer and Assignment;
              ----------------

          (b) Assignment and Assumption of Lease. The Assignment and Assumption
              ----------------------------------
     of Lease;

          (c) Settlement Statement. A settlement statement setting forth the
              --------------------
     amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

          (d) Other Documents. Such other documents as shall be reasonably
              ---------------
     required by Seller's counsel.

     13.  Closing Costs.  Seller and Purchaser shall each pay one-half of the
          -------------
cost of the Title Commitment, including the cost of the examination of title to the Property made in connection therewith, and the premium for the owner's policy of title insurance issued pursuant thereto. Seller shall pay the cost of any transfer or documentary tax imposed by any jurisdiction in which the Property is located, the cost of the as-built survey, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the cost of any endorsements to the policy of title insurance, the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto. Each party shall pay one-half of any escrow fees.

     14.  Prorations.  The following items shall be prorated and/or credited
          ----------
between Seller and Purchaser as of Midnight preceding the date of Closing:

          (a) Rents. Rents, additional rents, and other income of the Property
              -----
     (other than security deposits, which shall be assigned and paid over to Purchaser) collected by Seller from Tenant for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums (not including security deposits) prepaid by Tenant for any period following the month of Closing, or otherwise.

          (b) Property Taxes. City, state, county, and school district ad
              --------------
     valorem taxes based on the ad valorem tax bills for the Property, if then available, or if not, then on the basis of the latest available tax figures and information. Should such proration be based on such latest available tax figures and information and prove to be inaccurate upon receipt of the ad valorem tax bills for the Property for the year of Closing, either Seller or Purchaser, as the case may be, may demand at any time after Closing a payment from the other correcting such malapportionment. In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year, any additional tax payment for the Property required to be paid with respect to the year of Closing shall be prorated between Purchaser and Seller and any such additional tax payment for the Property for any year prior to the year of Closing shall be paid by Seller. This agreement shall expressly survive the Closing.

          (c) Utility Charges. Except for utilities which are the responsibility
              ---------------
     of Tenant, Seller shall pay all utility bills received prior to Closing and shall be responsible for utilities furnished to the Property prior to Closing. Purchaser shall be responsible for the payment of all bills for utilities furnished to the Property subsequent to the Closing. Seller and Purchaser hereby agree to prorate and pay their respective shares of all utility bills received subsequent to Closing, which agreement shall survive Closing.

     15.  Purchaser's Default. In the event of default by Purchaser under the
          -------------------
terms of this Agreement, Seller's sole and exclusive remedy shall be to receive the Earnest Money as liquidated damages and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of default by Purchaser, it shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the retention of the Earnest Money.

Seller's Initial ______________  Purchaser's Initials ____________ ____________

     16.  Seller's Default.  In the event of default by Seller under the terms
          ----------------
of this Agreement, including, without limitation, the failure of Seller to cure any title defects or objections, except as otherwise specifically set forth herein, at Purchaser's option: (i) if any such defects or objections arose by, through, or under Seller or if any such defects or objections consist of taxes, mortgages, deeds of trust, deeds to secure debt, mechanic's or materialman's liens, or other such monetary encumbrances, Purchaser shall have the right to cure such defects or objections, in which event the Purchase Price shall be reduced by an amount equal to the costs to satisfy, bond over or insure over such defects or objections, and upon such curing, the Closing hereof shall proceed in accordance with the terms of this Agreement; or (ii) Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller, whereupon Escrow Agent shall promptly refund all Earnest Money to Purchaser, and Purchaser and Seller shall have no further rights, obligations, or liabilities hereunder, except as may be expressly provided to the contrary herein; or (iii) Purchaser shall have the right to accept title to the Property subject to such defects and objections with no reduction in the Purchase Price, in which event such defects and objections shall be deemed "Permitted Exceptions"; or (iv) Purchaser may elect to seek specific performance of this Agreement.

     17.  Condemnation.  If, prior to the Closing, all or any part of the
          ------------
Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain and in either instance the Lease is terminable or rent thereunder may be reduced or abated, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within fifteen (15) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 17, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.

     18.  Damage or Destruction.  If any of the Improvements shall be destroyed
          ---------------------
or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds $250,000.00 or if the Lease shall terminate as a result of such damage, Purchaser may, by written notice given to Seller within fifteen (15) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned by Escrow Agent to Purchaser and except as expressly provided herein to the contrary, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 18, or has no right to terminate this Agreement (because the damage or destruction does not exceed $250,000.00 and the Lease remains in full force and effect), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller pursuant to Paragraph 9(d) hereof (less amounts of insurance theretofore received and applied by Seller to restoration). If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds.

     19.  Hazardous Substances.  Seller hereby warrants and represents, to
          --------------------
Seller's actual knowledge that except as disclosed in that certain Phase I Environmental Site Assessment, dated November 15, 2000, prepared by Harding ESE
(i) no "hazardous substances", as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et. seq., the Resource Conservation and Recovery Act, as
                     --  ---
amended, 42 U.S.C. Section 6901 et. seq., and the rules and regulations
                                --  ---
promulgated pursuant to these acts, any so-called "super-fund" or "super-lien" laws or any applicable state or local laws, nor any other pollutants, toxic materials, or contaminants have been or shall prior to Closing be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on the Property, (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property, (iii) no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form, (iv) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled,
(v) no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Property, and (vi) the Property has not previously been used as a landfill, cemetery, or as a dump for garbage or refuse. Seller hereby indemnifies Purchaser and holds Purchaser harmless from and against any loss, cost, damage, liability or expense due to or arising out of the breach of any representation or warranty contained in this Paragraph.

     20.  Assignment.  Purchaser's rights and duties under this Agreement shall
          ----------
not be assignable except to a party under the control of controlled by or under common control with Purchaser without the consent of Seller which consent shall not be unreasonably withheld.

     21.  Broker's Commission.  Seller has by separate agreement agreed to pay a
          -------------------
brokerage commission to The First Fidelity Companies (the "Broker"). Purchaser and Seller hereby represent each to the other that they have not discussed this Agreement or the subject matter hereof with any real estate broker or agent other than Broker so as to create any legal right in any such broker or agent to claim a real estate commission with respect to the conveyance of the Property contemplated by this Agreement. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claim asserted by Brokers and any broker or agent claiming under Broker. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, except any such claim asserted by Broker and
any broker or agent claiming under Brokers.   This Paragraph 21 shall survive
the Closing or any termination of this Agreement.

     22.  Notices.  Wherever any notice or other communication is required or
          -------
permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, by hand, or sent by facsimile (with confirmation of transmission) to the addresses and/or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

     PURCHASER:          c/o Wells Capital, Inc.
                         6200 The Corners Parkway, Suite 250
                         Norcross, Georgia 30092
                         Attn: Mr. Michael C. Berndt
                         Facsimile: (770) 200-8199

     with a copy to:     O'Callaghan & Stumm LLP
                         127 Peachtree Street, N. E., Suite 1330
                         Atlanta, Georgia 30303
                         Attn: William L. O'Callaghan, Esq.
                         Facsimile: (404) 522-2002

     SELLER:             ADEVCO
                         3867 Holcomb Bridge Road
                         Suite 800
                         Norcross, GA 30097
                         Attn: Mr. David Kraxberger
                         Facsimile: (770) 441-7611

     with a copy to:     Foltz Martin LLC
                         5 Piedmont Center, Suite 750
                         Atlanta, GA 30305-1509
                         Attn: Joseph B. Foltz, Esq.
                         Facsimile: (404) 237-1659

Any notice or other communication mailed as herein above provided shall be deemed effectively given or received on the date of delivery, if delivered by hand, by overnight courier or facsimile, or otherwise on the third (3rd) business day following the postmark date of such notice or other communication.

     23.  Possession.   Possession of the Property shall be granted by Seller to
          ----------
Purchaser on the date of Closing, subject only to the Lease and the Permitted Exceptions.

     24.  Time Periods. If the time period by which any right, option, or
          ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

     25.  Survival of Provisions.  All covenants, warranties, and agreements set
          ----------------------
forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement for a period of one (1) year from Closing except with respect to paragraph 19 which shall survive for an unlimited time.

     26.  Severability.  This Agreement is intended to be performed in
          ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     27.  Authorization.  Purchaser represents to Seller that this Agreement has
          -------------
been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

     28.  General Provisions.  No failure of either party to exercise any power
          ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Georgia. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

     29.  Effective Date.  The "effective date" of this Agreement shall be
          --------------
deemed to be the date this Agreement is fully executed by both Purchaser and Seller and a fully executed original counterpart of this Agreement has been received by both Purchaser and Seller.

     30.  Duties as Escrow Agent.  In performing its duties hereunder, Escrow
          ----------------------
Agent shall not incur any liability to anyone for any damages, losses or expenses, except for its gross negligence or willful misconduct, and it shall accordingly not incur any such liability with respect to any action taken or omitted in good faith upon advice of its counsel or in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person and to conform to the provisions of this Agreement. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and legal fees and disbursements, that may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance or performance of its duties hereunder as escrow agent, including without limitation, any litigation arising out of this Agreement. If any dispute shall arise between Seller and Purchaser sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of the clerk of the Court for the county in which the Property is located or the clerk for the United States District Court having jurisdiction over the county in which the Property is located, any or all money (less any sums required to pay Escrow Agent's attorneys' fees in filing such action), property or documents in its hands relating to this Agreement, together with such pleadings as it shall deem appropriate, and thereupon be discharged from all further duties under this Agreement. Seller and Purchaser shall bear all costs and expenses of any such legal proceedings.

     31.  Development Order.  Purchaser acknowledges that the Property is part
          -----------------
of the Fleming Island Development of Regional Impact, as described in that certain Development Order (herein so called) issued pursuant to Florida Statute Sec. 380.06, as evidenced by Clay County Ordinance 88-49, as amended by Clay County ordinances 88-61, 91-11, 93-12, 94-58, 98-12, 98-26 and 99-47.

     32.  Statutory Community Development District Notice.  Section 190.048 of
          -----------------------------------------------
the Florida Statutes requires the seller of property that is subject to a Community Development District to provide notice to the purchaser in the form set forth below. Purchaser shall comply with the statute by including the disclosure in each of its contracts to sell any of the Property.

       190.048 Sale of real estate within a district; required disclosure to
               -------------------------------------------------------------
       purchaser. Subsequent to the creation of a district under this chapter,
       ---------
       each contract for the sale of real estate within the district shall include, immediately prior to the space reserved in the contract for the signature of the purchaser, the following statement in boldfaced and conspicuous type which is larger than the type in the remaining text of the contract: "THE FLEMING ISLAND PLANTATION COMMUNITY DEVELOPMENT DISTRICT IMPOSES TAXES OR ASSESSMENTS, OR BOTH TAXES AND ASSESSMENTS, ON THIS PROPERTY THROUGH A SPECIAL TAXING DISTRICT. THESE TAXES AND ASSESSMENTS PAY THE CONSTRUCTION, OPERATION, AND MAINTENANCE COSTS OF CERTAIN PUBLIC FACILITIES OF THE DISTRICT AND ARE SET ANNUALLY BY THE GOVERNING BOARD OF THE DISTRICT. THESE TAXES AND ASSESSMENTS ARE IN ADDITION TO COUNTY AND ALL OTHER TAXES AND ASSESSMENTS PROVIDED FOR BY LAW."

     33.  Radon Gas Disclosure.  The following notification is provided in
          --------------------
accordance with Section 404.056 of the Florida Statutes: "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective seals to be affixed hereunto as of the day, month and year first above written.


               "SELLER":

               ADEVCO CONTACT CENTERS JACKSONVILLE, L.L.C., a Georgia limited liability company

               By:  /s/ David M. Kraxberger
                    -----------------------------------
               Its: Authorized Member


               "PURCHASER":

               WELLS CAPITAL, INC., a Georgia corporation

               By:  /s/ Leo F. Wells, III
                    --------------------------
               Its: __________________________


               "ESCROW AGENT":

               STEWART TITLE GUARANTY COMPANY

               By:  _______________________________

               Its: _______________________________

                             Schedule of Exhibits
                             --------------------

Exhibit "A"       -        Description of Land
Exhibit "B"       -        List of Contracts
Exhibit "C"       -        Copy of Lease
Exhibit "D"       -        List of Plans and Specifications
Schedule 8(g)     -        List of Agreements, etc.
Exhibit "E"       -        Tenant Estoppel Certificate Form
Exhibit "F"       -        Schedule of Insurance Policies
Exhibit "G"       -        Bill of Sale Form
Exhibit "H"       -        Blanket Transfer and Assignment Form
Exhibit "I"       -        Assignment and Assumption of Lease Form